Exhibit 99.1

Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com

Investor Relations Contact:
Rod Cooper (831.439.2371)
rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FOURTH QUARTER
AND YEAR-END 2010 FINANCIAL RESULTS

-    Record fiscal year profit of $1.61 billion and earnings per share of $3.14

-    Record fiscal year shipments of 193 million disk drives

-    Record fourth quarter operating results

SCOTTS VALLEY, CA — July 20, 2010 — Seagate Technology plc (NASDAQ: STX) today reported financial results for the quarter ended July 2, 2010 of 46.8 million disk drive unit shipments, revenue of $2.66 billion, gross margin of 27.4%, net income of $379 million and diluted earnings per share of $0.76. The financial results for the quarter include $6 million of purchased intangibles amortization expense, $16 million of restructuring charges, $3 million expense (Other income/expense) for the May 2010 termination of Seagate’s revolving credit facility offset by a $6 million recovery of previously impaired long-lived assets and a $50 million income tax benefit due principally to valuation allowance adjustments related to deferred tax assets. The aggregate impact of these items was a $31 million increase to net income or approximately $0.06 per diluted share.

For the fiscal year ended July 2, 2010 the company reported 193.2 million disk drive unit shipments, revenue of $11.4 billion, gross margin of 28.1%, net income of $1.61 billion and diluted earnings per share of $3.14. The financial results for the fiscal year ended July 2, 2010 include $35 million of purchased intangibles amortization expense, $66 million of restructuring costs, $3 million expense (Other income/expense) related to the May 2010 termination of the revolving credit line, a net write down of long-lived assets of $57 million offset by a $50 million income tax benefit due principally to valuation allowance adjustments related to deferred tax assets. The aggregate impact of these items was a $111 million reduction of net income or approximately $0.22 per diluted share.

“I’m very encouraged by our financial and operational performance throughout fiscal 2010,” said Steve Luczo, Seagate chairman, president and CEO. “In fiscal year 2010 we delivered record shipments, profitability and operating margin. The company responded well to the increase in global hard drive demand, which grew 22% year-over-year, introduced key new products, continued to strengthen the capital structure, and remained focused on improving key business fundamentals to position Seagate for future growth.

“Specific to our fiscal fourth quarter, two of our key assumptions entering the quarter did not materialize as expected and impacted our financial results — macro-economic stability and pricing reflective of balanced supply and demand. Industry demand in the fiscal fourth quarter was at the low end of our expectations due primarily to issues emanating from the debt crisis in Europe and slowing consumer spending especially in the U.S. and Europe. The lower unit shipments and unfavorable pricing at some key capacity points impacted Seagate’s ability to deliver revenue and earnings for the quarter within our target range. Despite these factors, Seagate reported the highest operating results for a June quarter in the company’s history.”

Conference Call

Seagate will hold a conference call to review the fourth fiscal quarter and full-year results today at 3:00 p.m. Pacific Time. The conference call will consist of opening comments from Steve Luczo followed by a question and answer session with the executive management team. During today’s conference call, the company will provide an outlook for its first fiscal quarter of 2011, including key underlying assumptions.

Seagate has issued a Supplemental Commentary document that contains information historically presented during the conference call. The Supplemental Commentary will not be read during today’s call, but rather it is available in the investor relations section of seagate.com.

The conference call can be accessed online at seagate.com or by phone as follows:

USA: (800) 901-5241

International: (617) 786-2963

Participant Passcode: 44887384

Replay

A replay will be available beginning today at 6:00 p.m. Pacific Time. The replay can be accessed from seagate.com.

About Seagate

Seagate is the world leader in hard disk drives and storage solutions. Learn more at seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, global economic conditions may pose a risk to the Company’s operating and financial performance. Such risks and uncertainties also include the impact of variable demand; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and the Company’s ability to achieve projected cost savings. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 19, 2009 and in the Company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on May 5, 2010, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

# # #

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 2, 2010	July 3, 2009 (a)
ASSETS
Current assets:
Cash and cash equivalents	$2,263	$1,427
Short-term investments	252	114
Restricted cash and investments	114	508
Accounts receivable, net	1,400	1,033
Inventories	757	587
Deferred income taxes	118	97
Other current assets	514	528
Total Current Assets	5,418	4,294

Property, equipment and leasehold improvements, net	2,263	2,229
Deferred income taxes	395	372
Other assets, net	171	192
Total Assets	$8,247	$7,087

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$—	$350
Accounts payable	1,780	1,573
Accrued employee compensation	263	144
Accrued warranty	189	213
Accrued expenses	422	483
Accrued income taxes	14	10
Current portion of long-term debt	329	421
Total Current Liabilities	2,997	3,194
Long-term accrued warranty	183	224
Long-term accrued income taxes	59	69
Other non-current liabilities	111	120
Long-term debt, less current portion	2,173	1,926
Total Liabilities	5,523	5,533

Total Shareholders’ Equity	2,724	1,554
Total Liabilities and Shareholders’ Equity	$8,247	$7,087

(a)          As adjusted due to changes to the accounting for convertible debt instruments implemented in the first quarter of fiscal year 2010, applied on a retrospective basis.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	July 2, 2010	July 3, 2009 (a)	July 2, 2010	July 3, 2009 (a)

Revenue	$2,656	$2,353	$11,395	$9,805

Cost of revenue	1,928	1,938	8,191	8,395
Product development	219	215	877	953
Marketing and administrative	115	113	437	537
Amortization of intangibles	4	14	27	55
Restructuring and other, net	16	84	66	210
Impairment of goodwill and other long-lived assets, net of recoveries	(6)	—	57	2,320
Total operating expenses	2,276	2,364	9,655	12,470

Income (loss) from operations	380	(11)	1,740	(2,665)

Interest income	2	2	6	17
Interest expense	(46)	(41)	(174)	(143)
Other, net	4	(6)	(3)	(23)
Other income (expense), net	(40)	(45)	(171)	(149)

Income (loss) before income taxes	340	(56)	1,569	(2,814)
Provision for (benefit from) income taxes	(39)	27	(40)	311
Net income (loss)	$379	$(83)	$1,609	$(3,125)

Net income (loss) per share:
Basic	$0.79	$(0.17)	$3.28	$(6.40)
Diluted	0.76	(0.17)	3.14	(6.40)
Number of shares used in per share calculations:
Basic	479	491	491	488
Diluted	500	491	514	488

Dividends declared per share	$—	$—	$—	$0.27

(a)          As adjusted due to changes to the accounting for convertible debt instruments implemented in the first quarter of fiscal year 2010, applied on a retrospective basis.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Fiscal Year Ended
	July 2, 2010	July 3, 2009 (a)
OPERATING ACTIVITIES
Net income (loss)	$1,609	$(3,125)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	780	931
Stock-based compensation	57	83
Impairment of goodwill and other long-lived assets	57	2,320
Deferred income taxes	(31)	306
Other non-cash operating activities, net	34	8
Changes in operating assets and liabilities:
Accounts receivable	(367)	372
Inventories	(170)	358
Accounts payable	2	(79)
Accrued employee compensation	119	(296)
Accrued expenses and warranty	(161)	(117)
Other assets and liabilities	3	62
Net cash provided by (used in) operating activities	1,932	823

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(639)	(633)
Purchases of short-term investments	(373)	(155)
Maturities and sales of short-term investments	233	192
Decrease (increase) in restricted cash and investments	15	(128)
Proceeds from liquidation of deferred compensation plan investments	—	85
Proceeds from sale of investment in equity securities	—	11
Other investing activities, net	12	10
Net cash provided by (used in) investing activities	(752)	(618)
FINANCING ACTIVITIES
Proceeds from short-term borrowings	15	350
Repayment of short-term borrowings	(365)	—
Net proceeds from issuance of long-term debt	587	399
Repayment of long-term debt	(462)	(55)
Decrease (increase) in restricted cash and investments	379	(380)
Proceeds from exercise of employee stock options and employee stock purchase plan	86	54
Repurchase of common shares	(584)	—
Dividends to shareholders	—	(132)
Other financing activities, net	—	(4)
Net cash provided by (used in) financing activities	(344)	232
Increase (decrease) in cash and cash equivalents	836	437
Cash and cash equivalents at the beginning of the period	1,427	990
Cash and cash equivalents at the end of the period	$2,263	$1,427

(a)          As adjusted due to changes to the accounting for convertible debt instruments implemented in the first quarter of fiscal year 2010, applied on a retrospective basis.